Exhibit 99.1

FOR IMMEDIATE RELEASE

IMPRIVATA AGREES TO BE ACQUIRED BY THOMA BRAVO

Thoma Bravo to pay $19.25 per share, representing a 33% premium to Imprivata’s stock price

Transaction valued at approximately $544 million

San Francisco, CA and Lexington, MA – July 13, 2016 – Imprivata® (NYSE: IMPR), the healthcare IT security company, announced that it has entered into a definitive agreement to be acquired by an affiliate of Thoma Bravo, LLC, a leading private equity investment firm. Under the terms of the agreement, shareholders of record will receive $19.25 in cash per share of Imprivata common stock, which represents a 33% premium to Imprivata’s last closing stock price of $14.50. The value of the transaction is approximately $544 million.

“We’re tremendously excited about Thoma Bravo’s investment in our company and believe this transaction represents a great outcome for our current shareholders,” said Omar Hussain, President and CEO of Imprivata. “Given Thoma Bravo’s successful track record in both security and healthcare IT, today’s partnership is an endorsement of Imprivata’s corporate vision and our relentless focus on the customer experience — a value which has established us as the vendor of choice in healthcare IT security. We are now in a stronger position to pursue market opportunities through innovating and expanding the products and services we offer.”

“The need to combine strong, compliant security technology with ease of access in the healthcare industry is growing by the day,” said Scott Crabill, a Managing Partner at Thoma Bravo. “Imprivata is clearly positioned as the strongest vendor in this space and has a unique opportunity to continue to expand its market presence by providing additional high-value products to its customers.”

“The Imprivata security platform provides mission critical technologies that are deeply embedded within the daily workflows of the world’s largest and most prestigious hospitals and healthcare institutions” said Chip Virnig, a Principal at Thoma Bravo. “Moreover the company has a proven track record of organically and inorganically introducing new technologies into the marketplace, while also expanding across new geographies. We look forward to continuing to support Imprivata’s growth trajectory as a private company.”

Barclays is acting as exclusive financial advisor to Imprivata, and Goodwin Procter LLP is serving as legal advisor to Imprivata. Kirkland & Ellis LLP is serving as legal advisor to Thoma Bravo.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations and provide capital to support growth initiatives. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity funds representing more than $17 billion of equity commitments. For more information, visit www.thomabravo.com.

About Imprivata

Imprivata®, the healthcare IT security company, enables healthcare organizations globally to access, communicate, and transact patient information securely and conveniently. The Imprivata platform addresses critical compliance and security challenges while improving productivity and the patient experience. For more information, please visit www.imprivata.com.

Source: Imprivata

Additional Information and Where to Find It

In connection with the transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investor.imprivata.com/) or by writing to the Company’s Secretary at 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 15, 2016 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our healthcare customer base, and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and our expected financial results for the remainder of 2016 and beyond. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “could,” “increases,” “improves,” “reduces,” “implements,” “results,” “addresses,” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Imprivata’s control. Imprivata’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to successfully develop and introduce new solutions and products for existing solutions; our ability to attract new customers and retain and increase sales to existing customers; developments in the healthcare industry or regulatory environment; seasonal variations in the purchasing patterns of our customers; longer sales cycles associated with more complex deals in our healthcare business; slower growth in the non-core areas of our business; the lengthy and unpredictable sales cycles for new customers; our ability to successfully integrate HT Systems and other businesses and assets that we may acquire; our ability to market and sell any acquired products from HT Systems and future acquisitions; our ability to maintain successful relationships with our channel partners and technology alliance partners; our dependency on sole source suppliers and a contract manufacturer for hardware components of our Imprivata OneSign and Imprivata PatientSecure solutions; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of protected health information; our ability to protect our intellectual property rights, and the other risks detailed in Imprivata’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 2, 2016, as well as other documents that may be filed by Imprivata from time to time with the SEC. The forward-looking statements included in this press release represent Imprivata’s views as of the date of this press release. Imprivata undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT INFORMATION

For Imprivata:

Investor relations:	Jeff Bray, CFA
Director of Investor Relations
781-761-1417
jbray@imprivata.com

Media contact:	John Hallock
Vice President, Corporate Communications
781-761-1921
jhallock@imprivata.com

For Thoma Bravo:

Media Contact:	Matthew Gorton
Hiltzik Strategies
212-776-1161
mgorton@hstrategies.com